As filed with the Securities and Exchange Commission on July 8, 2003

                              Registration No. ________

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                                   FORM S-8

               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                     FIRST CASH FINANCIAL SERVICES, INC.

            (Exact name of Registrant as specified in its charter)


         DELAWARE                  5932                        75-2237318
         --------                  ----                        ----------
      (State or other         (Primary Standard             (I.R.S. Employer
       jurisdiction of    Industrial Classification     Identification Number)
      incorporation or           Code Number)
        organization)

                         690 E. Lamar Blvd., Suite 400
                             Arlington, Texas 76011
                                 (817) 460-3947
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

       Phillip E. Powell                               Copy to:
 690 E. Lamar Blvd., Suite 400                 Thomas C. Pritchard, Esq.
    Arlington, Texas 76011                     Brewer & Pritchard, P.C.
        (817) 460-3947                        Three Riverway, Suite 1800
   (Name, address, including                     Houston, Texas 77002
    zip code, phone number,                      Phone (713) 209-2950
     including area code,                         Fax (713) 209-2921
     of agent for service)



                     FIRST CASH 401(k) PROFIT SHARING PLAN
                           (Full Title of the Plan)



                        CALCULATION OF REGISTRATION FEE

================================================================================
  Title of Each Class      Amount      Proposed    Proposed Maximum
     of Securities         Being        Maximum       Aggregate       Amount of
         To Be           Registered  Offering Price   Offering      Registration
       Registered            (1)      Per Share(1)    Price(2)          Fee
--------------------------------------------------------------------------------

  Common Stock, par
  value $.01              200,000       $14.45      $2,890,000         $234
--------------------------------------------------------------------------------
     TOTAL                                          $2,890,000         $234
================================================================================

  (1) In addition, pursuant to Rule 416(c) under the Act, this Registration Statement is deemed to register an indeterminate amount of interests to be offered or sold pursuant to the Plan.
  (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), based on the average of the high and low sales prices for the common stock, as reported by the Nasdaq Stock Market on July 3, 2003, or $14.45 per share.

                               EXPLANATORY NOTE

      This registration statement registers shares of common stock, par value $.01 per share (the "Common Stock"), of First Cash Financial Services, Inc. (the "Company") that may be acquired in the open market pursuant to the terms of the First Cash 401(k) Profit Sharing Plan (the "Plan").


                                    PART I
                                    ------

               INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

 Item 1. Plan Information*
 -------------------------


 Item 2.  Registrant Information and Employee Plan Annual Information*
 ---------------------------------------------------------------------

 * The documents containing the information specified in Part I of Form
 S-8 will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                   PART II
                                   -------

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


 Item 3. Incorporation of Documents by Reference
 -----------------------------------------------

      The Registrant hereby incorporates by reference into this Registration Statement the documents listed below which have been filed with the
 Commission:

      a) The Registrant's annual report on Form 10-K for the fiscal year ended December 31, 2002, filed on March 27, 2003.

      b) The Plan's Annual Report on Form 11-K for the fiscal year ended December 31, 2002, filed June 27, 2003.

      c) The Registrant's quarterly report on Form 10-Q for the quarter ended March 31, 2003, filed on May 8, 2003.

      d) The Registrant's current reports filed on Form 8-K, filed on April 8, 2003, April 25, 2003 and May 14, 2003.

      e) The description of the Registrant's common stock, par value $.01 per share (the "Common Stock"), which is contained on registration statement on Form S-1 filed November 19, 1996, Registration Statement No.333-86052, including any amendment or reports filed for the purpose of updating such descriptions.

      In addition, each document or report subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document or report incorporated into this Registration Statement by reference shall be deemed to be a part of this Registration Statement from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement or by any subsequently furnished appendix to this Registration Statement.

      The Company will provide, without charge upon oral or written request, to each person to whom this Registration Statement is delivered, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents not specifically incorporated by reference above. In addition, a copy of the company's most recent annual report to stockholders will be promptly furnished, without charge and on oral or written request, to such persons. Requests for such documents should be directed to the company, 690 East Lamar Blvd., Suite 400, Arlington, Texas 76011, attention:
 Rick L. Wessel.


 Item 4. Description of Securities
 ---------------------------------

      Not applicable.


 Item 5. Interests of Named Experts and Counsel
 ----------------------------------------------

      Not applicable.


 Item 6. Indemnification of Directors and Officers
 -------------------------------------------------

      Article X of the Certificate of Incorporation of the company provides for indemnification of officers, directors, agents and employees of the company as follows:

      (a) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators: provided, however, that, except as provided in paragraph (b) hereof, the Corporation shall indemnify and such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition: provided, however, that, if the law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

      (b) If a claim under paragraph (a) of this Article is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may, at any time thereafter, bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required standards of conduct which make it permissible under law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the law, nor an actual determination by the Corporation (including its Boards of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

      (c) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

      (d) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the law.

      The foregoing discussion of the company's Certificate of Incorporation, and of the Delaware General Corporation Law is not intended to be exhaustive and is qualified in its entirety by such Certificate of Incorporation and Statutes, respectively.


 Item 7.  Exemption from Registration Claimed
 --------------------------------------------

      Not applicable.


 Item 8. Exhibits
 ----------------

       5.1 (1)  Opinion of Brewer & Pritchard, P.C.

      23.1 (1)  Consent of Brewer & Pritchard P.C. (contained in Exhibit 5.1)

      23.2 (1)  Consent of Deloitte & Touche LLP.

      23.3 (1)  Consent of Hein + Associates LLP


      (1)  Filed herein.


 The Internal Revenue Service ("IRS") has determined that the Plan, as amended through January 1, 2001, meets the requirements of Section 401 of the Internal Revenue Code. The Registrant hereby undertakes that it has submitted or will submit all amendments to the Plan subsequent to that date to the IRS in a timely manner and that it will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Code.


 Item 9.  Undertakings
 ---------------------

      a)   The undersigned registrant hereby undertakes:

           1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement
           (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                iii) To include any material information with respect to the plan of distribution nor previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

      provided, however, that paragraphs (a) (1) (I) and (a) (1) (II) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required in a post effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by the reference in the Registration Statement;

           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13 (a) or 15 (d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15 (d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                               SIGNATURES
                               ----------

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, Texas, on July 7, 2003.

                               FIRST CASH FINANCIAL SERVICES, INC.


                               By: /s/ Phillip E. Powell
                                  ------------------------------------------
                                  Phillip E. Powell, Chief Executive Officer

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.


 Signature                   Position                           Date


 By: /s/ Phillip E. Powell   Chairman of the Board and          July 7, 2003
     Phillip E. Powell       Chief Executive Officer


 By: /s/ Rick L. Wessel      President, Secretary, Treasurer    July 7, 2003
     Rick L. Wessel          and Director


 By: /s/ Joe R. Love         Director                           July 7, 2003
     Joe R. Love


 By: /s/ Richard T. Burke    Director                           July 7, 2003
     Richard T. Burke


 By:  /s/ R. Douglas Orr     Chief Financial Officer            July 7, 2003
      R. Douglas Orr


      Pursuant to the requirements of the Securities Act of 1933, the First Cash 401(k) Profit Sharing Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, Texas, on the 7th day of July, 2003.

                               FIRST CASH 401(K) PROFIT SHARING PLAN

                               By: /s/ Rick Wessel
                                   -------------------------------
                                   Rick Wessel, Plan Administrator